Exhibit 10.57

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of April 13, 2026 (the “Effective Date”), by and between Zoomcar Holdings, Inc., a Delaware corporation (the “Company”), and Aegis Capital Corp. (“Aegis”). The Company and Aegis are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Aegis previously acted as placement agent in connection with certain private placement transactions of the Company (the “Prior Offering”);

WHEREAS, the Company and Aegis are parties to certain agreements in relation to such Prior Offerings, including: (i) that certain Placement Agent Agreement, dated as of June 18, 2024; (ii) that certain Letter Agreement, dated as of October 17, 2024; and (iii) that certain Placement Agent Agreement, dated as of December 23, 2024 (collectively, the “Aegis Agreements”);

WHEREAS, the Company has now engaged ThinkEquity LLC (“ThinkEquity”) to act as placement agent and/or underwriter in connection with one or more contemplated transactions, including (a) a private bridge financing and (b) an underwritten public offering and related uplisting of the Company’s common stock to a national securities exchange (collectively, the “ThinkEquity Transactions”);

WHEREAS, the Parties have entered into a separate letter agreement dated March 5, 2026 regarding consent and waiver of certain rights under the Aegis Agreements.

WHEREAS, the Parties desire to resolve certain matters between them in connection with the Company’s engagement of ThinkEquity and the waiver or termination of certain rights under prior agreements; and

WHEREAS, as part of such resolution, the Parties wish to allocate responsibility in a fair and proportionate manner with respect to certain potential liabilities relating to the Prior Offering.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Indemnification.

1.1.	To the extent permitted by law, the Company will indemnify Aegis and its affiliates, stockholders,

directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities under or pursuant to the engagement between Aegis and the Company in connection with Prior Offerings, undertaken in good faith.

1.2.	Promptly after receipt by Aegis of notice of any claim or the commencement of any action or proceeding with respect to which Aegis is entitled to indemnity hereunder, Aegis will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by Aegis, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Aegis and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Aegis will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for Aegis reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and Aegis. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to local counsel. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Aegis, which will not be unreasonably withheld.

1.3.	The Company agrees to notify Aegis promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

1.4.	These indemnification provisions shall remain in full force and effect and shall survive the termination of this engagement letter, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

2.	Form of Satisfaction

2.1.	Any indemnification amount payable by the Company under this Agreement may, at the Company’s election, be satisfied through (i) cash payment, or (ii) the issuance of shares of the Company’s common stock. If paid in stock, such shares shall be valued at the lower of (a) the volume-weighted average price (VWAP) for the five (5) trading days immediately preceding the date of issuance, or (b) the closing price on the date of issuance, and shall include customary registration rights and piggyback registration rights to ensure liquidity. If the Company elects to pay in stock but is unable to issue registered, freely tradeable shares of common stock, the Company shall issue restricted securities and shall use commercially reasonable efforts to register such shares for resale as soon as reasonably practicable thereafter.

2.2.	If the Company is required to obtain any required stockholder approval for share issuances under this Agreement, it shall obtain such approval at its next annual meeting of stockholders following the determination that shares are to be issued. The Company shall not be obligated to convene a special meeting of stockholders for such purpose.

3.	No Admission

This Agreement reflects a compromise of disputed matters and shall not constitute an admission of liability, wrongdoing, or fault by either Party.

4.	Exclusive Remedy

The indemnification provided herein constitutes the sole and exclusive remedy of Aegis and the indemnitees hereunder with respect to claims covered by this Agreement. Except as expressly provided herein, Aegis and the indemnitees hereunder shall have no other right of recovery, contribution, or indemnification from the Company relating to such claims. Nothing in this section shall limit (i) fraud or intentional misrepresentation by the Company, or (ii) any rights arising under federal or state securities laws that cannot be waived as a matter of law.

5.	Miscellaneous

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and understandings. This Agreement may be executed in counterparts (including by electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Aegis may not assign or transfer any of its obligations under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld. Aegis may assign its rights to indemnification hereunder to any successor entity resulting from a merger, consolidation, or sale of all or substantially all of its assets, or to any affiliate, without the Company’s consent, provided that Aegis provides written notice to the Company of any such assignment. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles. Any action arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in New York County, New York, and each Party hereby irrevocably submits to the jurisdiction of such courts. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER IN THE EVENT OF LITIGATION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ZOOMCAR HOLDINGS, INC.		AEGIS CAPITAL CORP

By:	/s/ Deepankar Tiwari	By:	/s/ Robert J Eide
Name:	Deepankar Tiwari	Name:	Robert J Eide
Title:	Chief Executive Officer	Title:	CEO

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